Contract No.:

Labour          Contract

Party A (Employer): Jiangsu Law Insurance Broker Co., Ltd.

Party B (Employee):  TSAI, SHIU-FANG

Supervised by Tongzhou Municipal Bureau of Labour and Social Security

This contract is concluded by and between Party A and Party B in accordance with the “Labor Law”, “Jiangsu Province Labour Contract Regulations” and other relevant laws and regulations, in the principles of equality, voluntariness, consensus through negotiation and good faith, to establish labour relations and define the rights and obligations of each party, and all the terms and conditions of this contract shall be observed by both parties.

I.	Before signing this labour contract, both parties shall carefully read the terms and conditions and have a good knowledge of the rights and obligations stipulated by this contract.

II.	Contract Term

1.
Labour contract, according to “Labour Law”, may be signed as a fixed-term labour contract, a non-fixed term labour contract or a task-oriented labour contract. Either of the said terms may be chosen upon the agreement by both parties with ticking “√” in the corresponding box and be filled with related contents.  Multiple choices or no choice will result in the invalid contract.

√(1) Fixed-term contract: from 2011/01/01 (Y/M/D) to 2012/12/31 (Y/M/D), lasts for 2 year(s). The probation is 0 month(s), from ___month, ____day, _____year to____ month, ____day, _____year.

 (2) Non-fixed term contract: from ___month, ____day, _____year to the occurrence of a statutory termination condition, such as termination of legal person of Party A, Party B reaching retired age, death of Party B or other termination conditions agreed by both parties.

(3) Task-oriented contract: the job (task) content, requirements, acceptance and other issues shall be separately stipulated in the appendix of contract.

2.
The employing unit shall notify the intent of termination or renewal to the employee in written form within thirty (30) days prior to the expiration of contract. The formalities for termination or renewal shall be gone through by the parties at the expiring date of contract.

3.
Upon the expiration of contract, neither renewal contract being signed nor termination formalities being gone through, Party B continues to do the job assigned by Party A, which shall be deemed that the parties, under the original conditions excepted the contract term, agree and continue to perform the labour contract. The employee may dissolve the labour relation at any time; however, the employer shall dissolve the labour relation by giving the employee a thirty (30) days prior written notice.

III.	Job Content

1	Party A employs Party B to engage in CFO post.

2
The job responsibility and the requirements of  production (work) quantity and quality shall be subject to relevant regulations of Party A. In case there is a Post (Appointment) Contract, the content shall not be in conflict with this contract, and the incompatible parts shall be invalid. Party B shall complete the work assigned by Party A according to this contract on time and in required quality and quantity.

IV.	Working Hours & Leave

1	Following working hours systems may be chosen by Party A with ticking “√” in the corresponding box, otherwise, the standard working hours system shall be defaulted as agreed by the parties.

√(1) Standard working hours system;

   (2) Non-fixed working hours system;

   (3) Cumulative working hours system.

2	During the contract period, Party B has the right to enjoy the statutory holidays, public holidays, home leave, marriage leave, funeral leave, family planning leave and other paid leave.

V.	Labour Remuneration

1
Party A may determine the payment distribution forms and pay level legally as per the production and management features and the economic benefit of itself. The salary paid by Party A for the normal labour provided by Party B shall be no less than the local minimum salary or the pay level stipulated in the collective contract.

2	During the probation period, Party B’s monthly salary is___. After that, the monthly salary is RMB 4800. Party A shall pay salary to Party B on October 1st of each year, as the appendix says.

VI.	Labour Protection and Labour Condition

1
As is required by law, Party A shall provide required labour condition and labour instruments to Party B, establish and improve manufacturing practices /work specifications and guarantee that Party B enjoys his/her labour rights and perform his/her labour obligations.

2
Party A shall establish the labour safety and hygiene system, provide necessary labour protective devices as per the labour safety and hygiene conditions stipulated by the state, provide labour safety and hygiene education to Party B to avoid accidents, reduce occupational hazards and ensure safe and civilized production.

3
Party B shall receive the management and position skill training provided by Party A, constantly improve the professional qualities and labour skills and strictly abide by the safety operation specifications.

4	According to the relevant national provisions, female employee and underage employee shall have the right to enjoy special labour protection.

VII.	Labour Discipline

1
Party A shall formulate and improve labour discipline rules and regulations according to the laws, and the content shall not conflict with the state laws, regulations or policies. Party B shall strictly abide by the said labour discipline rules and regulations.

2	The rules and regulations formulated by Party A shall be in accordance with legal procedure and be known to Party B by public notification or other ways.

VIII.	Social Insurance and Benefits

1
Both parties shall take part in various social insurance and pay social insurance premiums according to the law. Party A will deduct Party B’s social insurance premium from his/her salary and pay off on his/her behalf.

2
Party A shall create conditions to improve collective welfare and provide Party B with better welfare treatment. The treatment for Party B due to work-related disability, occupational disease and death and the treatment of Party B due to non-work related injury, disease and death shall be implemented by Party A according to the state laws, regulations and other relevant provisions.

IX.	Labour Contract Modification Cancellation and Termination

1
The parties may modify the partial content of the labour contract if they so agree after consultations, the amended provisions shall be recorded in written form. The party shall respond to the modification request in writing within fifteen (15) days since receiving it,  if no rely is made after the time limit expires, it shall be deemed that the party does not agree to modify the labour contract, unless otherwise specified by both parties.

2	This contract may be canceled based on both parties’ mutual negotiation.

3
According to the provision of Clause25, Clause 26 and Clause 27 of “Labour Law”, Party A may cancel the labour contract with Party B. In case that Party B meets any condition stipulated by Clause 29 of “Labour Law”, Party A shall not cancel the contract, unless Party B meet the conditions stipulated by Clause 25 of “Labour Law”.

4.
Party B may cancel the contract by giving a thirty (30) days’ prior written notice to Party A. However, in case there is any condition stipulated by Clause 32 of “Labour Law” or Clause 33 of “Jiangsu Province Labour Contract Regulations”, Party B may notify Party A for cancelling the contract at any time.

5.	The labour contract terminates when the term of contract expires or other terminal conditions agreed by both parties occur.

6.
Party A shall carry out related procedure for transferring the labour relations of Party B after the cancellation and termination of labour contract. In case Party A fails to carry out the said procedure on time, which affects the re-employment or getting unemployment benefit of Party B, Party A shall pay one month’s salary to Party B for per each delayed month according to the local minimum salary standard.

X.	Liability for Breach

1
Both parties may make an agreement of liquidated damages for the breach of contract, the amount of liquidate damages shall be determined according to the labour reward of employee, in the principle of fairness.

2	The liquidate damages against employee only applies to the two circumstances below:

(1)	The employee breaches the agreement of service period;

(2)	The employee breaches the agreement of keeping trade secrets or the non-competition agreement.

XI.	Trade Secret

1
At the post of ___CFO_________ (this obligation is valid for Party B unless the blanket is filled), Party B may possess the trade secrets of Party A with unknown to public, bringing economic efficiency and having practical value, and Party A has taken adequate measures to protect these secrets. Party B shall undertake the obligation of keeping the trade secrets.

2
Party B shall cancel the contract by giving a six (6) months’ prior written notice to Party A during the contract period, Party A may adjust his/her post in time to protect the trade secret and the contract may be cancelled after the six months; Party B shall agree that he/she will not use any trade secret of Party A after this contract term and in subsequent three years, nor disclose the trade secrets of Party A to any third party (including person and organization) in any form, unless receiving the written permission from Party A. In case that Party B breaches this agreement,   Party B shall pay RMB __20.000,00____ to Party A as compensation.

3
Where Party B breaches the contract, Party A has the right to initiate the labor disputes arbitration. Since Party A requires Party B to fulfill the contract, Party A shall pay confidential compensation ___20.000,00_____yuan to Party B at the same time of termination or cancellation of this contract (the annual economic compensation shall be no less than one third of the total remuneration that the employee has received from employing unit during the twelve months before he/she leaving the employing unit). In case that Party A Party B shall not undertake any obligation of confidentiality.

XII. Other terms and conditions observed by both parties

1.	Both parties shall abide by the national family planning policy, and the employer shall guarantee the employee’s right of family planning.

2.	This agreed salary shall be paid for once on October 1st of each year by cash.

3.

4.

XIII. Other issues not mentioned herein shall be subject to the relevant laws and provisions of Jiangsu Province or the state; if no such provision exists, the issues shall be solved by negotiation.

XIV. Labour dispute resolutions

1.
Any disputes arising from the execution of the contract may be settled through friendly consultations between both parties, through a mediation or arbitration, or instituting a legal proceeding against the arbitral award.

2.	After a labour dispute arises, the arbitration shall be submitted to the Labour Dispute Arbitration Committee within sixty days, counting from the day the dispute occurs.

XV. This contract may not be altered or signed by other unauthorized units, any alteration or substituted signature shall be deemed invalid. This labour contract shall be verified by the labour administrative department within one month since the execution of signature and seal by both parties hereto.

XVI. This contract is served in duplicates, each party holding one copy. Any of the two parties cannot hold the both copies, in case there is any different interpretation of contract, the interpretation to the benefit of the party not holding contract shall prevail.

Party A (signature/seal): Jiangsu Law Insurance Broker Co., Ltd. Legal Representative or Entrusted Agent:	Party B (signature): TSAI, SHIU-FANG
Date:	Date: January 1st, 2011

Verified by Labour Contract Verification Organization         Verification Personnel:

Verification Organization (seal)

Date: